EXHIBIT 99.1

Toga Limited Announces Results of Special Meeting of the Stockholders

Held September 9, 2020

PETALING JAYA, 15 September 2020 – Toga Limited (OTC:TOGL) announced today that both proposals submitted to Toga Limited’s stockholders (the “Stockholders”) at a special meeting of the Stockholders held on September 9, 2020 (the “Special Meeting”), had passed.  Information regarding these proposals was included in Toga Limited’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on July 27, 2020.

The Special Meeting was held in a virtual setting in order to proactively protect the health and well being of the Stockholders that participated in the meeting.  At the Special Meeting, there were 48,752,624 shares of common stock represented either by proxy or in person of the 91,130,986 shares of common stock entitled to vote, constituting a quorum (53.50% shares voted).

At the Special Meeting, the following proposals were approved as follows:

Proposal No. 1: The approval and adoption of the Long-Term Incentive Plan was approved by the Stockholders by a vote of (a) 48,723,987 in favor, (b) 10,000 against, and (c) 5,450 abstaining.

Proposal No. 2: The amendment and restatement of Toga Limited’s Articles of Incorporation (the “Amended and Restated Articles of Incorporation”) to divide and designate the 1,000,000,000 shares of Toga Limited’s common stock into two classes, consisting of 500,000,000 shares of Class A voting common stock, and 500,000,000 shares of Class B non-voting common stock, and establish the rights and preferences for such classes was approved by the Stockholders by a vote of (a) 48,724,237 in favor, (b) 10,000 against, and (c) 5,200 abstaining.

In connection with Proposal No. 2, Toga Limited filed the Amended and Restated Articles of Incorporation with the Secretary of the State of Nevada.  A copy of the Amended and Restated Articles of Incorporation was attached as Exhibit 3.1 to Toga Limited’s Form 8-K filed with the Securities and Exchange Commission today.

Upon completion of voting on the above proposals, Dr. Steve Tan, Toga Limited’s Group General Manager, answered questions from the Stockholders.  Mr. Michael Toh, the Chief Executive Officer of Toga Limited also addressed Toga Limited’s anticipated path forward post Covid-19, including Toga Limited’s growth outlook for existing business segments, diversification into new business areas, and mission to be the largest App in South East Asia.

Mr. Toh commented, “We had a solid year. Our outlook is positive and we believe the business is well positioned to continue to prosper into the future. My fellow directors and I are very confident about the year ahead and the broader outlook for Toga. The diversification into new business areas and the growth outlook for our existing business segments all abode well for the future of our Company. I hope shareholders can continue to support the Company.”

Contact:

Alexander D. Henderson

TOGA LIMITED

515 S. Flower Street, 18th Floor

Los Angeles, CA 90071

(949) 333-1603

info@togalimited.com

Forward Looking Statements:

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Toga Limited or its management (the “Company”) "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company's guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company's ability to execute on its long-term strategy; the Company's ability to successfully compete in its intensely competitive industry; the Company's ability to manage its growth; the Company's ability to maintain or improve its operating margins; the Company's ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the Company's Securities and Exchange Commission filings, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends these forward-looking statements to speak only as of the time of this Press Release and does not undertake to update or revise them as more information becomes available, except as required by law.